Exhibit 11.2

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Registration Statement on Form 1-A POS of HappyNest REIT, Inc. of our report dated April 25, 2022, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 1-K of HappyNest REIT, Inc. for the year ended December 31, 2021.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Assurance Dimensions

Margate, Florida
July 29, 2022